10K/A

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Bureau of National Affairs, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-87450) on Form S-8 of The Bureau of National Affairs, Inc. of our reports dated March 14, 2006, except as to Note 1B to the consolidated financial statements, which is as of December 20, 2006, with respect to the consolidated balance sheets of The Bureau of National Affairs, Inc. and subsidiaries ("the Company") as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, cash flows and the consolidated financial statement schedule included as Item 15(a)(2) on the Company's Form 10-K/A for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K/A of the Company.

Our report dated March 14, 2006, except as to the third through fifth paragraphs of Management’s Report on Internal Control Over Financial Reporting (as Restated), which are as of December 20, 2006 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified and included in management's restated assessment as of December 31, 2005: (a) the Company’s policies and procedures did not provide for a sufficiently detailed, periodic review by the Company’s accounting group of the software division’s operations to provide adequate knowledge of the extent of post-sale support in order to account for revenues in accordance with generally accepted accounting principles, and (b) the Company lacked adequate personnel with technical expertise to identify complex sales transactions that require an in-depth technical accounting analysis to ensure that revenues are accounted for in accordance with generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia
December 20, 2006